UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 1, 2020

Jones Soda Co.
(Exact Name of Registrant as Specified in Charter)

Washington	0-28820	52-2336602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

66 South Hanford Street, Suite 150, Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 624-3357
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:
None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       Appointment of Mark Murray as President.

On September 1, 2020, the board of directors (the “Board”) of Jones Soda Co. (the “Company”) appointed Mark Murray to serve as the Company’s President, effective immediately. Mr. Murray was previously providing consulting services to the Company since May 2020, for which he has been paid an aggregate amount of $75,000 in consulting fees by the Company.

Mr. Murray was most recently the President of JGC Food Company (“JGC”), a position he held from 2017 to May 2019, and was previously the VP of Sales and Marketing of JGC from 2013 to 2017. He was the VP of Sales of Harry’s Fresh Foods from 2011 and 2013 and VP of National Accounts of Solo Cup Company from 2008 to 2011. Previous to 2008, Mr. Murray held numerous other roles in Sales and Marketing, including a 22-year career with Kraft Foods. Mr. Murray received a Bachelor of Arts, Marketing, from Michigan State University.

In connection with his appointment, the Company and Mr. Murray entered into the Company’s standard employment letter agreement pursuant to which Mr. Murray will serve as President on an at-will basis at an annual salary of $250,000 (with bonus and incentive equity to be determined at a later date).

There are no arrangements or understandings between Mr. Murray and any other persons pursuant to which Mr. Murray was selected as the Company’s President. Mr. Murray does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen to become a director or executive officer of the Company, and except as described above, there are no applicable transactions that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to a previously disclosed Consulting Agreement, Jamie Colbourne is providing certain consulting services to the Company, including serving as the Company’s Interim Chief Executive Officer and Acting Principal Financial Officer (the “Consulting Agreement”). Mr. Colbourne shall continue to serve as the Company’s Interim Chief Executive Officer and Acting Principal Financial Officer pursuant to the Consulting Agreement; provided that effective as of September 1, 2020, Mr. Colbourne’s monthly payments shall be reduced from $25,000 per month to $10,000 per month and Mr. Colbourne shall thereafter provide such services on a part-time basis.

(d)       Appointment of Jamie Colbourne as Director

In addition, on September 1, 2020, upon the recommendation of the Nominating Committee of the Board, Mr. Colbourne was appointed as a member of the Board to fill a current vacancy on the Board. Mr. Colbourne will serve until the next annual shareholder meeting at which directors are elected and until his successor is duly qualified and elected. In addition, until such time as Mr. Colbourne is no longer providing consulting or employment services to the Company, Colbourne shall not be entitled to participate in the Company’s existing compensation plan for non-employee directors. It is currently anticipated that Mr. Colbourne will not serve on any committees of the Board at this time.

There are no arrangements or understandings between Mr. Colbourne and any other persons pursuant to which Mr. Colbourne was selected to serve on the Board. Mr. Colbourne does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen to become a director or executive officer of the Company, and except as described above, there are no applicable transactions that would require disclosure under Item 404(a) of Regulation S-K.

In connection with the appointments described above, each of Mr. Colbourne and Mr. Murray will enter into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2019.

On September 8, 2020, the Company issued a press release announcing Mr. Murray’s appointment as President and Mr. Colbourne’s appointment to the Board. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 8, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

Date: September 8, 2020	By:	/s/ Jamie Colbourne
Jamie Colbourne
Interim Chief Executive Officer and Acting Principal Financial Officer